EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for FullCircle Registry, Inc. (formerly known as Excel Publishing, Inc.), of our report dated January 5, 2002, relating to the financial statements of Excel Publishing, Inc. (now known as FullCircle Registry, Inc.) for the years ended December 31, 2001 and 2000.

/s/ Pritchett, Siler & Hardy

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

May 21, 2002